Exhibit 20.7
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                           For the Month of December
                     Distribution Date of January 15, 1998
                            Servicer Certificate #9

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $391,635,519.65
Beginning Pool Factor                                           0.8029551

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $14,391,729.32
     Interest Collected                                     $3,410,103.85

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $504,699.03
Total Additional Deposits                                     $504,699.03

Repos / Chargeoffs                                            $726,667.97
Aggregate Number of Notes Charged Off                                  73

Total Available Funds                                      $17,945,539.83

Ending Pool Balance                                       $376,878,114.73
Ending Pool Factor                                              0.7726986

Servicing Fee                                                 $326,362.93

Repayment of Servicer Advances                                $360,992.37

Reserve Account:
     Beginning Balance  (see Memo Item)                    $21,359,433.94
     Target Percentage                                               5.25%
     Target Balance                                        $19,786,101.02
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($1,573,332.92)
     Ending Balance                                        $19,786,101.02

Current Weighted Average APR:                                      10.174%
Current Weighted Average Remaining Term (months):                   41.36

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,845,908.90     2,175
                                31 - 60 days             $623,119.88       500
                                60+  days                $175,441.99       112

     Total:                                            $3,644,470.77     2,175

     Balances:                  60+  days              $4,725,265.60       112

Memo Item - Reserve Account
     Prior Month                                      $20,560,864.78
+    Invest. Income                                       $76,618.47
+    Excess Serv.                                        $721,950.69
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $21,359,433.94

Exhibit 20.7
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  December


                                                                                         NOTES
                                                          (Money Market)
                                          TOTAL            CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                     $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                     0.00%            100.00%              0.00%             0.00%
     Coupon                                                      5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance               $391,635,519.65
Ending Pool Balance                  $376,878,114.73

Collected Principal                   $14,030,736.95
Collected Interest                     $3,410,103.85
Charge - Offs                            $726,667.97
Liquidation Proceeds / Recoveries        $504,699.03
Servicing                                $326,362.93
Cash Transfer from Reserve Account             $0.00
Total Collections Available
  for Debt Service                    $17,619,176.90

Beginning Balance                    $391,635,519.65              $0.00    $198,135,519.65    $176,000,000.00    $17,500,000.00

Interest Due                           $2,139,821.29              $0.00      $1,048,467.12        $990,000.00       $101,354.17
Interest Paid                          $2,139,821.29              $0.00      $1,048,467.12        $990,000.00       $101,354.17
Principal Due                         $14,757,404.92              $0.00     $14,757,404.92              $0.00             $0.00
Principal Paid                        $14,757,404.92              $0.00     $14,757,404.92              $0.00             $0.00

Ending Balance                       $376,878,114.73              $0.00    $183,378,114.73    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                   0.0000             0.8279             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                   $16,897,226.21              $0.00     $15,805,872.04        $990,000.00       $101,354.17

Interest Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                            $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                           $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                         $721,950.69
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance        $21,359,433.94
(Release) / Draw                      ($1,573,332.92)
Ending Reserve Acct Balance           $19,786,101.02

Exhibit 20.7
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  December


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    5                  4                  3                   2                 1
                                 Aug-97             Sep-97              Oct-97             Nov-97            Dec-97
Beginning Pool Balance      $442,621,361.35    $429,123,844.62    $417,523,393.85    $403,038,476.23    $391,635,519.65

A)   Loss Trigger:
Principal of Contracts
  Charged Off                 $1,132,211.21        $646,660.05        $752,002.24        $792,482.49        $726,667.97
Recoveries                      $556,540.30        $604,242.84      $1,104,366.34        $562,328.56        $504,699.03

Total Charged Off (Months 5, 4, 3)               $2,530,873.50
Total Recoveries (Months 3, 2, 1)                $2,171,393.93
Net Loss / (Recoveries) for 3 Mos                  $359,479.57 (a)

Total Balance (Months 5, 4, 3)               $1,289,268,599.82 (b)

Loss Ratio Annualized  [(a/b) * (12)]                  0.3346%

Trigger:  Is Ratio > 1.5%                                  No
                                                                        Oct-97             Nov-97            Dec-97

B)   Delinquency Trigger:                                           $1,990,199.68      $3,099,758.74      $4,725,265.60
     Balance delinquency 60+ days                                        0.47667%           0.76910%           1.20655%
     As % of Beginning Pool Balance                                      0.90477%           0.83122%           0.81744%
     Three Month Average

Trigger:  Is Average > 2.0%                                No

C)   Noteholders Percent Trigger:                      4.0567%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                  No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer